AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2001
                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                          WATER PIK TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                          25-1843384
       (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)           Identification No.)

                          23 Corporate Plaza, Suite 246
                         Newport Beach, California 92660
                                 (949) 719-3700
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                            ------------------------

           WATER PIK TECHNOLOGIES, INC. BROAD-BASED STOCK OPTION PLAN
                            (Full title of the plan)

                                RICHARD D. TIPTON
                  Vice President, General Counsel and Secretary
                          Water Pik Technologies, Inc.
                          23 Corporate Plaza, Suite 246
                             Newport Beach, CA 92660
                                 (949) 719-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:

                                 Elaine R. Levin
                               Riordan & McKinzie
                         600 Anton Boulevard, 18th Floor
                              Costa Mesa, CA 92626
                                 (714) 433-2900

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                         Proposed              PROPOSED
    TITLE OF EACH CLASS OF           Amount               Maximum               MAXIMUM             AMOUNT OF
       SECURITIES TO BE              to be            Offering Price           AGGREGATE          REGISTRATION
          REGISTERED               Registered          Per Share(1)         OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------
         Common Stock               250,000              $7.5625               $1,890,625             $473
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sales prices of the Company's Common Stock on January 22, 2001, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, Water Pik Technologies, Inc. (the "Company") hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 filed with the Securities and Exchange Commission on February 9, 2000, Registration No. 333-96447 with respect to the Company's Broad-Based Stock Option Plan.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock registered hereby (the "Shares") has been passed upon for the Company by Richard D. Tipton, Vice President, General Counsel and Secretary of the Company. Mr. Tipton holds stock and options to purchase stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Common Stock.

ITEM 8.  EXHIBITS.

 5.1 Opinion of Richard D. Tipton, Vice President, General Counsel and Secretary of Water Pik Technologies, Inc.

23.1 Consent of Richard D. Tipton, Vice President, General Counsel and Secretary of Water Pik Technologies, Inc. (included in Exhibit 5.1).

23.2  Consent of Ernst & Young LLP.

24.1  Power of Attorney (included on page II-2).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on January 23, 2001.

                                       WATER PIK TECHNOLOGIES, INC.


                                       By: /s/ RICHARD D. TIPTON
                                           -------------------------------------
                                           Richard D. Tipton
                                           Vice President, General Counsel
                                           and Secretary

         We, the undersigned directors and officers of Water Pik Technologies, Inc., do hereby constitute and appoint Richard D. Tipton and Victor C. Streufert, or either of them, our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for us and in our name, place and stead, in any and all capacities to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (the "Securities Act") and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, with all exhibits thereto and other documents in connection therewith, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                       Title                              Date
                ---------                                       -----                              ----

        /s/ MICHAEL P. HOOPIS                  President and Chief Executive Officer        January 23, 2001
-----------------------------------------      (Principal Executive Officer) and
            Michael P. Hoopis                  Director

                                               Vice President- Finance and                  January 23, 2001
       /s/ VICTOR C. STREUFERT                 Chief Financial Officer (Principal
-----------------------------------------      Financial Officer and Principal
           Victor C. Streufert                 Accounting Officer)

        /s/ WILLIAM G. OUCHI                   Director                                     January 23, 2001
-----------------------------------------
            William G. Ouchi

        /s/ ROBERT P. BOZZONE                 Director                                      January 23, 2001
-----------------------------------------
            Robert P. Bozzone

       /s/ W. CRAIG MCCLELLAND                 Director                                     January 23, 2001
-----------------------------------------
           W. Craig McClelland

          /s/ JAMES E. ROHR                    Director                                     January 23, 2001
-----------------------------------------
              James E. Rohr

     /s/ CHARLES J. QUEENAN, JR.               Director                                     January 23, 2001
-----------------------------------------
         Charles J. Queenan, Jr.

                                INDEX TO EXHIBITS



Sequentially
Numbered
Exhibit                                            Description                                          Page Number
------------                                       -----------                                          -----------

     5.1       Opinion of Richard D. Tipton, Vice President, General Counsel and Secretary of Water Pik
               Technologies, Inc.

    23.1       Consent of Richard D. Tipton, Vice President, General Counsel and Secretary of Water Pik
               Technologies, Inc. (included in Exhibit 5.1).

    23.2       Consent of Ernst & Young LLP.

    24.1       Powers of Attorney (included on page II-2).